Exhibit 10.2

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

The Employment Agreement dated as of September 22, 2011 between Forest City Enterprises, Inc. and Robert G. O’Brien (the “Agreement”) is amended, effective January 1, 2014, as follows:

1.The first sentence of Section 5(a)(ii)(A) of the Agreement is deleted in its entirety and replaced with the following:

“Two times the sum of (I) your Annual Base Salary, (II) the average of the annual incentives payable to you under the annual incentive plan (STIP) for the last three full fiscal years prior to the Date of Termination, (III) an amount equal to 12 monthly long-term care premiums, based on the level of coverage in effect for you immediately prior to the Date of Termination, and (IV) an amount equal to your annual health care subsidy payment as in effect immediately prior to the Date of Termination.”

2.Except as explicitly set forth herein, the Agreement will remain in full force and effect.

FOREST CITY ENTERPRISES, INC.

By: /s/ CHARLES A. RATNER
Charles A. Ratner,
Chairman of the Board of Directors

/s/ ROBERT G. O’BRIEN
Robert G. O’Brien